CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated as of the report date stated below, relating to the financial statements and financial highlights which appear in the Annual Reports to Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights of the Buying Funds” and “Independent Registered Public Accounting Firms” in such Registration Statement.

Report Date	Annual Shareholder Report Date	Fund Name
4/20/2012	2/29/2012	Columbia Overseas Value Fund

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

October 26, 2012